UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): April 29, 2010

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

807 11th Avenue, Sunnyvale, California	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 29, 2010, Ariba, Inc. (“Ariba”) announced its financial results for its second quarter of fiscal year 2010, ended March 31, 2010, as well as certain other information. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information set forth herein, including the exhibit attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

About Non-GAAP Financial Measures

Ariba provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The attached press release contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP revenues, non-GAAP cost of revenues, gross profit, operating expenses, income (loss) from operations, net income (loss) and net income (loss) per share amounts. Management reviews these non-GAAP financial measures in evaluating Ariba’s historical and projected financial performance and believes that it may assist investors in assessing Ariba’s ongoing operations. The presentation of this additional financial information is not meant to be considered in isolation or as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

In the press release attached hereto as Exhibit 99.1, Ariba has provided a reconciliation of the non-GAAP financial information provided in the press release with the comparable financial information reported in accordance with GAAP for the given period.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Ariba, Inc. dated April 29, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: April 29, 2010	By:	/S/ AHMED RUBAIE
Ahmed Rubaie
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Ariba, Inc. dated April 29, 2010